Exhibit 99.1


Metromedia International Group, Inc.

FOR IMMEDIATE RELEASE

                      Metromedia International Group, Inc.
          Announces Delay In Filing Its 2004 Annual Report on Form 10-K

CHARLOTTE, North Carolina, March 23, 2005 -- Metromedia International
Group, Inc. (the "Company" or "MIG") (currently traded as: OTCBB: MTRM - Common Stock and PINK SHEETS: MTRMP - Preferred Stock), the owner of interests in various communications and media businesses in the countries of Russia and Georgia, today announced that the Company has not fully completed the preparation of its consolidated financial statements and footnote disclosures for the annual audit of the Company, as required for filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Form 10-K"), and therefore does not expect that it will file its Form 10-K with the United States Securities and Exchange Commission ("SEC") by March 31, 2005, the required date in order for the Form 10-K to be timely filed.

In making this announcement, Ernie Pyle, Chief Financial Officer of MIG, commented: "The finance teams of the Company's PeterStar and Magticom business ventures have required additional time to prepare and finalize their final US GAAP financial results, which in turn has significantly delayed the completion of audit procedures by the Company's outside independent accountants for these business ventures. At present, I anticipate that the final US GAAP financial results reports for PeterStar and Magticom will be finalized and delivered to MIG shortly, and upon their receipt, the Company will finalize its consolidated financial statements and management's discussion and analysis of the Company's financial condition and results of operation."

Mr. Pyle commented further: "Upon the determination that the Company's 2004 financial results are not subject to substantial change, the Company plans to issue a press release containing its 2004 financial results to provide further insight on its 2004 business performance. In closing, we are fully committed to filing the 2004 Form 10-K as promptly as possible and apologize for any difficulties this delay might cause our investors."

Shortly following the Company's filing of the Form 10-K, the Company expects to file with the SEC a preliminary proxy statement on Schedule 14A and schedule a meeting of the Company's stockholders for consideration of the previously announced proposed sale of the Company's interest in PeterStar and for the election of directors by our common and preferred stockholders. Assuming approval of the sale of the Company's interest in PeterStar by a majority of the holders of the Company's common stock at such stockholder meeting, the Company presently expects to consummate the sale of PeterStar during the third quarter of this year.

The Company cannot at this time provide any further guidance as to when the Form 10-K will be filed with the SEC or when the annual audited financial statements will be completed.

About Metromedia International Group
------------------------------------

Through its wholly owned subsidiaries, the Company owns interests in communications businesses in the countries of Russia and Georgia. Since the first quarter of 2003, the Company has focused its principal attentions on the continued development of its core telephony businesses, and has substantially completed a program of gradual divestiture of its non-core cable television and radio broadcast businesses. The Company's core telephony businesses include PeterStar, the leading competitive local exchange carrier in St. Petersburg, Russia, and Magticom, Ltd., the leading mobile telephony operator in Tbilisi, Georgia.

This news release contains certain forward-looking statements that involve risks and uncertainties, including in particular those regarding the likelihood that the pending sale of the Company's interest in PeterStar will be consummated and the timing of the closing of such transaction, the Company's ability to complete its 2004 annual audit, file with the SEC its 2004 Form 10-K and
Schedule 14A relating to the sale of the Company's interest in PeterStar and the election of directors and meet its future SEC public filing and reporting requirements. Various other factors beyond the Company's control could cause or contribute to such risks and uncertainties. This also includes such factors as are described from time to time in the SEC reports filed by the Company, including the Current Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and its most recently filed Form 8-K reports (dated October 19, 2004, November 4, 2004, November 16, 2004, November 22, 2004 and December 9, 2004, January 6, 2005, February 9, 2005, February 17, 2005 and March 9, 2005). The Company is not under, and expressly disclaims any, obligation to update the information in this news release for any future events.

Additional Information and Where to Find It
-------------------------------------------

The Company intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed sale of the Company's interest in PeterStar. Investors and security holders of the Company are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about the Company and the proposed sale. Investors and security holders of the Company may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC's website at www.sec.gov, and at the Company's website at www.metromedia-group.com. In addition, investors and security holders of the Company may obtain free copies of the proxy statement (when it becomes available) by writing to 8000 Tower Point Drive, Charlotte, NC 28227, Attention: Investor Relations, or by emailing to investorrelations@mmgroup.com.

The Company and its directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in respect of the proposed sale. A description of the interests in the Company of its directors and executive officers is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on May 26, 2004 and in the Company's proxy statement for its 2003 annual meeting of stockholders filed with the SEC on October 20, 2003. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed sale, and a description of their direct and indirect interests in the proposed sale, will be set forth in the proxy statement when it is filed with the SEC.

Please visit our website at www.metromedia-group.com.

For more Information please contact:

Metromedia International Group, Inc.

Ernie Pyle
Executive Vice President Finance, Chief Financial Officer and Treasurer
(704) 321-7380 or investorrelations@mmgroup.com